Exhibit 23.4
Commerce & Finance Law Offices
6F NCI Tower, A12 Jianguomenwai Avenue,
Chaoyang District, Beijing, PRC; Postcode: 100022
Tel:(8610) 65693399 Fax: (8610) 65693838, 65693836, 65693837
Website: www.tongshang.com.cn
May 19, 2011
Home Inns & Hotels Management Inc.
No. 124 Caobao Road
Xuhui District
Shanghai 200235
People’s Republic of China
Dear Sirs:
     We consent to the reference to our firm under the headings “Enforceability of Civil Liabilities”, “Taxation” and “Legal Matters” in Home Inns & Hotels Management Inc.’s registration statement on Form F-3, originally filed by Home Inns & Hotels Management Inc. on May 19, 2011 with the Securities and Exchange Commission under the Securities Act of 1933, as amended. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the regulations promulgated thereunder.
Yours faithfully,
/s/ Commerce & Finance Law Offices

Commerce & Finance Law Offices